Exhibit 23


             CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 2-83780) of Carpenter
Technology Corporation of our report dated June 13, 2003 relating to the financial statements of the Savings Plan of Carpenter Technology Corporation, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, PA
June 26, 2003